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OPGEN, INC.

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OpGen Announces the Cancellation of Adjourned Portion of Annual Meeting

ROCKVILLE, Md., August 4, 2021 – OpGen, Inc. (Nasdaq: OPGN, “OpGen” or the “Company”), a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease, today announced that it has determined to withdraw from stockholder consideration Proposal 2 set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2021, relating to an increase in the number of shares of capital stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation. In light of the withdrawal of such proposal, the Company has determined to cancel the reconvening of the adjourned portion of its Annual Meeting of Stockholders for the consideration of Proposal 2, which was previously adjourned solely with respect to Proposal 2 to 10:00 a.m. Eastern Time on August 5, 2021. All other proposals in the Company’s Definitive Proxy Statement were previously submitted to a vote of stockholders at the Annual Meeting on June 9, 2021, at which all such proposals were approved. The Company plans to continue evaluating alternatives for financing the future development and growth of the Company.

About OpGen, Inc.

OpGen, Inc. (Rockville, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s product portfolio includes Unyvero®, Acuitas® AMR Gene Panel and Acuitas® Lighthouse, and the ARES Technology Platform including ARESdb®, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding OpGen’s Annual Meeting. These statements and other statements regarding OpGen’s Unyvero products, their commercialization and launch, future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from recent financings, the realization of expected benefits of our business combination transaction with Curetis GmbH, the success of our commercialization efforts, the impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:
Maxwell Colbert
Edison Group
mcolbert@edisongroup.com